UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2010

CMS Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09513	38-2726431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

On July 30, 2010, CMS Energy Corporation (“CMS Energy”) issued 614,940 shares of its common stock and paid $12,500,012 in cash in exchange for 250,000 shares of its 4.50 percent Cumulative Convertible Preferred Stock, Series B (“Preferred Stock”), tendered for conversion on July 13, 2010 in accordance with the terms and provisions of the Certificate of Designation of 4.50 percent Cumulative Convertible Preferred Stock dated as of December 20, 2004, corrected February 27, 2006 (“Certificate of Designation”). Such shares of common stock were issued based on the conversion value of $89.43 per share of Preferred Stock.

On August 4, 2010, CMS Energy issued 331,008 shares of its common stock and paid $8 million in cash in exchange for $8 million aggregate principal amount of its 3.375 percent Convertible Senior Notes Due 2023, Series B, tendered for conversion on July 16, 2010 in accordance with the terms and provisions of the Indenture of CMS Energy dated as of September 15, 1992, as supplemented by the Sixteenth Supplemental Indenture dated as of December 16, 2004. Such shares of common stock were issued based on the conversion value of $1,666.57 per $1,000 principal amount of convertible note.

On October 12, 2010, CMS Energy issued 2,852 shares of its common stock and paid $50,014 in cash in exchange for 1,000 shares of its Preferred Stock, tendered for conversion on September 23, 2010 in accordance with the terms and provisions of the Certificate of Designation. Such shares of common stock were issued based on the conversion value of $102.32 per share of Preferred Stock.

On October 19, 2010, CMS Energy issued 1,831,604 shares of its common stock and paid $31,648,561 in cash in exchange for 632,971 shares of its Preferred Stock, tendered for conversion on September 29, 2010 in accordance with the terms and provisions of the Certificate of Designation. Such shares of common stock were issued based on the conversion value of $103.88 per share of Preferred Stock.

On October 19, 2010, CMS Energy issued 11,276,277 shares of its common stock and paid $194,246,450 in cash in exchange for 3,884,929 shares of its Preferred Stock. On September 30, 2010, CMS Energy elected to mandatorily convert all of its outstanding Preferred Stock in accordance with the terms and provisions of the Certificate of Designation. Such shares of common stock were issued based on the conversion value of $104.22 per share of Preferred Stock.

All of the above-mentioned issuances were exchanges of securities with existing shareholders, and were exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Energy Corporation

October 22, 2010	By:	Thomas J. Webb

Name: Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer